UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 18, 2007

CARNIVAL CORPORATION (Exact name of registrant as specified in its charter)	CARNIVAL PLC (Exact name of registrant as specified in its charter)

Republic of Panama (State or other jurisdiction of incorporation)	England and Wales (State or other jurisdiction of incorporation)

1-9610 (Commission File Number)	1-15136 (Commission File Number)

59-1562976 (I.R.S. Employer Identification No.)	98-0357772 (I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America (Address of principal executive offices) (Zip code)	Carnival House, 5 Gainsford Street, London, SE1 2NE, United Kingdom (Address of principal executive offices) (Zip code)

(305) 599-2600 (Registrant’s telephone number, including area code)	011 44 20 7940 5381 (Registrant’s telephone number, including area code)

None (Former name or former address, if changed since last report)	None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced retirement of Robert H. Dickinson, President and Chief Executive Officer of Carnival Cruise Lines, effective November 30, 2007, Mr. Dickinson and Carnival Corporation entered into a Retirement Agreement on September 18, 2007. The Retirement Agreement provides for the following:

1.	His last day of employment is November 30, 2007 (the “Separation Date”).
2.	All benefits cease on the Separation Date, including medical benefits.

3.        He will receive a one time payment of $250,000.00 payable in a lump sum on November 30, 2007, which is intended to be applied to post-retirement expenses. This payment is excluded from the calculation for benefits under the Supplemental Executive Retirement Plan and the Carnival Corporation Retirement Plan for Highly Compensated Employees.

4.	A release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC
/s/ Arnaldo Perez		/s/ Arnaldo Perez
Name:	Arnaldo Perez	Name:	Arnaldo Perez
Title:	Senior Vice President, General Counsel and Secretary	Title:	Senior Vice President, General Counsel and Secretary

Date:	September 21, 2007	Date:	September 21, 2007